EXHIBIT 1.1

AMERICAN FINANCE TRUST, INC.

UNDERWRITING AGREEMENT

1,200,000 Shares of

7.50% Series A Cumulative Redeemable Perpetual Preferred Stock

(Liquidation Preference $25.00 Per Share)

March 22, 2019

BMO Capital Markets Corp.
Stifel, Nicolaus & Company, Incorporated

As Representatives of the Underwriters
named in Schedule I hereto

c/o BMO Capital Markets Corp.
3 Times Square, 25th Floor
New York, New York 10036

Ladies and Gentlemen:

American Finance Trust, Inc., a Maryland corporation (the “Company”), and American Finance Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), jointly and severally, confirm their agreement with the underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom BMO Capital Markets Corp. and Stifel, Nicolaus & Company, Incorporated are acting as representatives (collectively, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, subject to the terms and conditions stated in this agreement (this “Agreement”), of an aggregate of 1,200,000 shares (the “Firm Shares”) of the Company’s 7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the “Preferred Stock”). The Company has also agreed to grant to the Underwriters an option to purchase up to an additional 180,000 shares of Preferred Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.” The Shares, when issued and delivered by the Company pursuant to this Agreement, will form a single series of preferred stock of the Company.

The Company and the Operating Partnership understand that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-226252) covering the public offer and sale of certain securities, including the Shares, under the Securities Act and the rules and regulations of the Securities Act (the “Rules and Regulations”) of the Commission thereunder. Such registration statement, as of any time (the “Registration Statement”), means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Rules and Regulations; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B; provided, further, that if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis. The preliminary prospectus relating to the Shares (the “Preliminary Prospectus Supplement”) and the related base prospectus, dated July 20, 2018 and filed with the Commission as part of the Registration Statement on July 20, 2018 (the “Base Prospectus”), in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Shares or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Shares (the “Prospectus Supplement”) in accordance with the provisions of Rule 424(b) under the Rules and Regulations. The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

At the Closing Time (as defined below) and on each Option Closing Date (as defined below), if any, the Company will contribute the net proceeds from the sale of the Shares to the Operating Partnership in exchange for units of limited partnership interest of the Operating Partnership designated as “7.50% Series A Cumulative Redeemable Perpetual Preferred Units” (the “Preferred Units”).

1.	Agreement to Sell and Purchase.

(a) Purchase of Firm Shares. On the basis of the representations, warranties and agreements of the Company and the Operating Partnership herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at the purchase price per share of $24.2125, the respective number of Firm Shares set forth opposite such Underwriter’s name on Schedule I hereto, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, bears to the total number of Firm Shares, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Purchase of Option Shares. In addition, on the basis of the representations, warranties and agreements of the Company and the Operating Partnership herein contained and subject to all the terms and conditions of this Agreement, the Company grants an option to the Underwriters to purchase, severally and not jointly, up to 180,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares; provided that the price per share for any Option Shares shall be reduced by an amount per share equal to any dividend or distributions declared and payable by the Company on the Firm Shares but not payable on the Option Shares. The option hereby granted may be exercised in whole or in part at any time on or before the 30th day after the date of this Agreement, upon written notice (the “Option Shares Notice”) by the Representatives to the Company no later than 12:00 p.m., New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (an “Option Closing Date”), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company shall issue and sell to each Underwriter the number of Option Shares set forth in the Option Shares Notice, and the Underwriters shall purchase from the Company such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, subject, however, to such adjustments to eliminate fractional shares as the Representatives in their sole discretion shall make.

2.	Delivery and Payment.

(a) Closing. Delivery of the Firm Shares shall be made to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters against payment of the purchase price by wire transfer of immediately available funds to the order of the Company at the offices of Mayer Brown LLP, 1221 Avenue of the Americas, New York, New York 10020 (or such other place as may be agreed upon among the Representatives and the Company). Such payment shall be made at 10:00 a.m., New York City time, on March 26, 2019, or at such time on such other date as may be agreed upon by the Company and the Representatives (such time and date is hereinafter referred to as the “Closing Time”). The Company shall pay and hold each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

(b) Option Closing. Delivery of the Option Shares against payment by the Representatives (in the manner and at the location specified above) shall take place at the time and date (which may be the Closing Time) specified in the Option Shares Notice.

3.	Representations and Warranties of the Company and the Operating Partnership.

The Company and the Operating Partnership, jointly and severally, represent and warrant to, and covenants with, each Underwriter, as of the date hereof, as of the Applicable Time, as of the Closing Time, and as of each Option Closing Date (if any) and agrees with each Underwriter as follows:

(a) Compliance with Registration Requirements. The Company meets the requirements to use Form S-3. The Registration Statement (i) has been prepared by the Company under the provisions of the Securities Act and the Rules and Regulations of the Commission thereunder, (ii) has been filed with the Commission under the Securities Act, and (iii) has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company or the Operating Partnership, are contemplated or threatened by the Commission. Copies of the Registration Statement and of each amendment thereto, if any, including the related Preliminary Prospectuses, heretofore filed by the Company with the Commission have been delivered to the Representatives. As used in this Agreement:

(i)	“Applicable Time” means 8:45a.m. (New York City time) on March 22, 2019.

(ii)

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, including as identified on Schedule III and Schedule IV hereto and, without limitation, any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) relating to the Shares that is (i) required to be filed with the Commission by the Company; (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission; or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

(iii)

“Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus (including any documents incorporated or deemed incorporated therein), together with each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations.

(b) Accuracy of Registration Statement. Each of the Registration Statement, and any post-effective amendment thereto, at the time each became effective and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, complied and will comply in all material respects with the Securities Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Preliminary Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Disclosure Package did not and will not, as of the Applicable Time, as of the Closing Time, and as of each Option Closing Time, if any, contain an untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date, as of the Closing Time, and as of each Option Closing Time, if any, complied and will comply in all material respects with the Securities Act and the Rules and Regulations and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering is identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with the Underwriter Content.

(c) Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, at the time they were or hereinafter filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Company Not Ineligible Issuer. The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement.

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Disclosure Package as of the Applicable Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing representations and warranties in this Section 3(e) do not apply to any statements or omissions made in reliance on and in conformity with the Underwriter Content.

Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use and at all subsequent times through the completion of the public offer and sale of the Shares (which completion shall be promptly communicated by the Representatives to the Company) or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(b), and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company and the Operating Partnership have not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule III and Schedule IV hereto. The Company and the Operating Partnership have retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(f) Distribution of Offering Material by the Company. Without limitation of the provisions of Section 4(g) hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined in Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Shares, other than the Preliminary Prospectus that is included in the Disclosure Package, the Prospectus, any amendment or supplements to any of the foregoing and any Permitted Free Writing Prospectuses (as defined below).

(g) Duly Authorized. All of the issued and outstanding shares of capital stock, including the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”), have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights. The Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party other than the restrictions on ownership and transfer set forth in the Company’s charter. The Preferred Units that will be received in exchange for the net proceeds from the sale of the Shares by the Company hereunder have been duly authorized for issuance and delivery by the Operating Partnership to the Company and, when issued and delivered by the Operating Partnership to the Company, will be duly and validly issued and unitholders have no obligation to make any further payments for the purchase of such units or contributions to the Operating Partnership solely by reason of their ownership of such units, free and clear of any pledge, lien, encumbrance, security interest or other claim; the issuance and delivery of such Preferred Units by the Operating Partnership are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of unitholders arising by operation of law, under the Operating Partnership Agreement, under any agreement to which the Operating Partnership is a party or otherwise.

(h) Reserved for Future Issuance. The Company has reserved for future issuance, and will keep available at all times, a sufficient number of shares of Common Stock, to be issued upon conversion of the shares of Preferred Stock then outstanding and the shares of Common Stock when issued upon conversion and surrender of such shares of Preferred Stock in accordance with the Articles Supplementary (as defined below) will be validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state and federal securities laws and will not have been issued in violation of or subject to any preemptive, first refusal or similar right.

(i) Articles Supplementary. The Articles Supplementary set forth the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Preferred Stock and reflect the classification of 1,380,000 shares as shares of Preferred Stock (the “Articles Supplementary”). The Articles Supplementary will have been filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”), will have become effective under the Maryland General Corporation Law (the “MGCL”) and will comply with all applicable requirements under the MGCL on or prior to the Closing Time.

(j) Operating Partnership Agreement Amendment. An amendment to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of July 19, 2018, setting forth the terms of the Preferred Units (the “Operating Partnership Agreement Amendment”) will be, prior to the Closing Time, duly authorized, executed and delivered. The Company, as the sole general partner of the Operating Partnership, will duly authorize, execute and deliver the Operating Partnership Agreement Amendment creating and classifying the Preferred Units.

(k) Due Incorporation; Subsidiaries.

(1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to issue, sell and deliver the Shares as contemplated herein.

(2) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole; (ii) prevent or materially interfere with the consummation of the transactions contemplated hereby; or (iii) result in the delisting of shares of Common Stock or the Preferred Stock from The Nasdaq Global Select Market (“Nasdaq”) (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”).

(3) The Company has no subsidiaries (as defined under the Securities Act) other than those subsidiaries listed on Schedule II hereto (collectively, the “Subsidiaries”).

(4) Except for the units of limited partnership interest of the Operating Partnership designated as “LTIP Units” (“LTIP Units”) and the units of limited partnership interest of the Operating Partnership designated as “Class A Units” (“Class A Units”) as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company owns all of the issued and outstanding capital stock or other equity interests of each of the Subsidiaries, including the Operating Partnership; other than the capital stock or other equity interests of the Subsidiaries, the Company and the Operating Partnership do not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity. Complete and correct copies of the charters and the bylaws of the Company and the charters, the bylaws, the limited liability company agreements, partnerships agreements or other organizational documents of each Subsidiary and all amendments thereto have been delivered to the Underwriters. Each Subsidiary has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate or partnership (as applicable) power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. Each Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims. Other than with respect to the LTIP Units and the Class A Units, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or other equity interests in the Subsidiaries are outstanding; and the Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act, other than Subsidiaries that are listed on Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

(l) Capital Stock. The capital stock of the Company, including the Shares, conforms in all material respects to each description thereof contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and the certificates for the Shares are in due and proper form.

(m) Underwriting Agreement. The Company and the Operating Partnership have full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. This Agreement constitutes a valid and binding agreement of the Company and the Operating Partnership and is enforceable against the Company and the Operating Partnership in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.

(n) Compliance. Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws; or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected; or (C) any federal, state, local or foreign law, regulation or rule; or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of Nasdaq); or (E) any decree, judgment or order applicable to it or any of its properties, except for any of the foregoing in (B), (C), (D) or (E) as would not, individually or in the aggregate, have a Material Adverse Effect.

(o) Conflicts. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws of the Company or the charters, the bylaws, the limited liability company agreements, partnerships agreements or other organizational documents of any of the Subsidiaries; or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected; or (C) any federal, state, local or foreign law, regulation or rule; or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of Nasdaq); or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except for any of the foregoing in (B), (C), (D) or (E) as would not, individually or in the aggregate, have a Material Adverse Effect.

(p) Consents. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq), or approval of the stockholders of the Company, is required in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, other than (i) registration of the Shares under the Securities Act, which has been effected, and the listing of the Shares on the Nasdaq; (ii) any necessary notice or qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters; or (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(q) Rights. Except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company; (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company; (iii) no person has the right to act as an underwriter, agent, financial advisor to the Company or in any similar capacity in connection with the offer and sale of the Shares; and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

(r) Licenses. Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where failure to obtain or maintain such licenses, authorizations, consents or approvals or make such filings would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(s) Litigation. Except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s or the Operating Partnership’s knowledge, threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq), except any such action, suit, claim, investigation or proceeding that, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.

(t) Auditors. KPMG LLP (the “Accountant”), whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(u) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the applicable requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; all pro forma financial statements or data, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply with the applicable requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company and the Subsidiaries; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus that are not included or incorporated by reference as required. Neither the Company nor any of the Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), required to be disclosed in the Registration Statement, not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(v) No Material Adverse Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package, and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations or prospects of the Company and the Subsidiaries taken as a whole; (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole; (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole; (iv) any material change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries; or (v) any dividend or other distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, have a Material Adverse Effect.

(w) Investment Company. Neither the Company nor any Subsidiary is, and at no time during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares will any of them be, and, after giving effect to the offering and sale of the Shares, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(x) Title to Real and Personal Property. The Company, directly or through its Subsidiaries, has good and marketable title to all property (real and personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement, the Disclosure Package, and the Prospectus, as being held under lease by the Company or a Subsidiary, is held thereby under valid, subsisting and enforceable leases.

(y) Title to Intellectual Property. The Company and the Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property”) reasonably necessary to conduct their businesses as now conducted. Neither the Company nor any of the Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property of others. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus and are not described therein. None of the technology employed by the Company or any of the Subsidiaries has been obtained or is being used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of its or the Subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(z) Defined Benefit Plans. Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice. Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s or the Operating Partnership’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s or the Operating Partnership’s knowledge, threatened; (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s or the Operating Partnership’s knowledge, threatened against the Company or any of the Subsidiaries; and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries; (ii) to the Company’s or the Operating Partnership’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries; and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.

(aa) Environmental Matters. The Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, be expected to have a Material Adverse Effect, there are no past, present or, to the Company’s or the Operating Partnership’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is, to the Company’s or the Operating Partnership’s knowledge, the subject of any investigation; (ii) has received any notice or claim; (iii) is a party to or affected by any pending or, to the Company’s or the Operating Partnership’s knowledge, threatened action, suit or proceeding; (iv) is bound by any judgment, decree or order; or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment or injunction, or common law, relating to the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(bb) Taxes. All income and other material foreign, federal, state and local tax returns that are filed or required to be filed by the Company or any of the Subsidiaries have been timely filed (taking into account any extension of time within which to file such tax returns), and all such returns are true, complete and accurate in all material respects. All material foreign, federal, state and local taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith which have not been finally determined and for which adequate reserves have been provided in accordance with GAAP, or that would not be required to be disclosed in the Registration Statement.

(cc) REIT Status of the Company and Partnership Status of the Operating Partnership. Commencing with the Company’s taxable year ended on December 31, 2013, the Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and all applicable regulations under the Code, and its actual method of operation through the date hereof has enabled it to meet, and its proposed method of operation will enable it to continue to meet, the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code for its taxable year ending December 31, 2019, and thereafter. All statements in the Registration Statement and the Base Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” as supplemented in the Preliminary Prospectus Supplement and Prospectus Supplement under the caption “Supplemental Material U.S. Federal Income Tax Considerations” regarding its qualification and taxation as a REIT are correct in all material respects. The Company intends to continue to qualify as a REIT under the Code and all applicable regulations under the Code for all subsequent years, and the Company, after reasonable inquiry and diligence, does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT at any time. The Operating Partnership has been and will be taxed as a partnership or as a “disregarded entity” (within the meaning of Treasury Regulation Section 301.7701-2(c)(2)(i)) and not as an association or publicly traded partnership (within the meaning of Section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year; the Company does not know of any event that would cause or would reasonably be expected to cause the Operating Partnership to cease being taxed as a partnership or as a “disregarded entity” (within the meaning of Treasury Regulation Section 301.7701-2(c)(2)(i)) for U.S. federal income tax purposes, and the Company does not know of any event that would cause or would reasonably be expected to cause the Operating Partnership to be treated as an association or publicly traded partnership subject to tax as a corporation for U.S. federal income tax purposes.

(dd) Insurance. The Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses. All such insurance is fully in force and effect. Neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(ee) Interference with Business. Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited consolidated financial statements of the Company, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

(ff) Documents Described in the Registration Statement. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Prospectus or the Disclosure Package, or referred to or described in, or filed as an exhibit to, the Registration Statement or any document incorporated by reference therein, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s or the Operating Partnership’s knowledge, any other party to any such contract or agreement.

(gg) Regulation M. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(hh) Internal Accounting Controls. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii) Disclosure Controls and Procedures. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors. Since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all applicable certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and Nasdaq promulgated thereunder.

(jj) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been made with a reasonable basis and in good faith.

(kk) No Untrue Statement; Statistical and Market Data. All statistical or market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(ll) No Unlawful Contributions or Payments. Neither the Company, nor any of the Subsidiaries, nor any director or officer of the Company or the Subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or the Subsidiaries, affiliate or other person associated with or acting on behalf of the Company or the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(mm) Compliance with Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act), and the applicable money laundering statutes of all jurisdictions in which the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn) No Conflicts with Sanction Laws. Neither the Company, nor any of the Subsidiaries, nor any director or officer of the Company or the Subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or the Subsidiaries, affiliate or other person associated with or acting on behalf of the Company, or any of the Subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, principal, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo) No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, and except as such limitations would not, taken as a whole, be material to the Company.

(pp) Restrictions. The issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(qq) Nasdaq. The Company is in compliance in all material respects with the rules of Nasdaq, including, without limitation, the requirements for continued listing of the Common Stock on Nasdaq, and the Company has not received any notice from Nasdaq regarding the delisting of the Common Stock from Nasdaq.

(rr) Brokers and Finders. Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement, the Disclosure Package and the Prospectus.

(ss) No Stabilization or Manipulation. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Securities Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares.

(tt) No Affiliations. To the Company’s and the Operating Partnership’s knowledge, there are no affiliations or associations between (i) any member of the FINRA; and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(uu) No Indebtedness. There are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.

(vv) Related Party Transactions. There is no relationship, direct or indirect, that exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement, the Disclosure Package or the Prospectus, which is not so described.

(ww) Advisory Agreement. The Third Amended and Restated Advisory Agreement among the Company, the Operating Partnership and American Finance Advisors, LLC and all amendments thereto have been duly authorized, executed and delivered by the Company, and it is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles.

(xx) Descriptions of Legal Matters. The statements set forth in the Registration Statement, the Disclosure Package and Prospectus under the captions “Description of the Series A Preferred Stock,” “Description of Capital Stock,” “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws,” “Material U.S. Federal Income Tax Considerations,” as supplemented in the Preliminary Prospectus Supplement and Prospectus Supplement under the caption “Supplemental Material U.S. Federal Income Tax Considerations,” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(yy) Lending Relationships. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has any lending or similar relationship with any Underwriter or any bank of other lending institution affiliated with any Underwriter.

(zz) FINRA Matters. All of the information provided to the Representatives or to counsel for the Underwriters in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 2720 is true, complete and correct in all material respects.

(aaa) Changes in Management. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the persons who were executive officers or directors of the Company as of the date of the Preliminary Prospectus included as part of the Disclosure Package has given oral or written notice to the Company or any of the Subsidiaries of his or her resignation (or otherwise indicated to the Company or any of the Subsidiaries an intention to resign within the next 12 months), nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or its board of directors.

(bbb) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement or the issuance or sale by the Company of the Shares to be sold by the Company to the Underwriters hereunder.

(ccc) WKSI. (a) At the time of filing the Registration Statement, (b) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (c) at the time the Company made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Rules and Regulations and (d) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations (“Rule 405”). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to the use of the automatic shelf registration statement form.

(ddd) Cybersecurity. (i)(x) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, to the knowledge of the Company, there has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to any of the Underwriters or counsel for such Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company and the Operating Partnership, as to matters covered thereby, to such Underwriters.

4.	Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, agree with each Underwriter as follows:

(a) Amendments and Supplements to Registration Statement. The Company shall not, either prior to any effective date or thereafter during such period as the Prospectus is required by law to be delivered (the “Prospectus Delivery Period”) in connection with sales of the Shares by an Underwriter or dealer, amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, unless a copy of such amendment or supplement thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Representatives shall not have objected thereto in good faith.

(b) Amendments and Supplements to the Registration Statement, the Disclosure Package and the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package (prior to the availability of the Prospectus) or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Representatives of any such event or condition; and (ii) promptly prepare (subject to Section 4(a) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Disclosure Package or the Prospectus, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Prospectus will comply with law.

(c) Notifications to the Representatives. The Company shall notify the Representatives promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective; (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus, including any document incorporated by reference therein, or for additional information; (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof; (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 430A, 430B, 430C or 462(b) of the Rules and Regulations and to notify the Representatives promptly of all such filings.

(d) Executed Registration Statements. The Company shall furnish to the Representatives, without charge and upon request, for transmittal to each of the other Underwriters, a signed copy of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and shall furnish to the Representatives, without charge and upon request, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

(e) Undertakings. The Company and the Operating Partnership shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

(f) Prospectus. No later than 10:00 a.m., New York City time, on March 26, 2019, the second business day following the date of this Agreement, and thereafter from time to time, the Company shall deliver to each of the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request. The Company and the Operating Partnership consent to the use of the Prospectus and any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during the Prospectus Delivery Period. If during the Prospectus Delivery Period any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto and shall deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

(g) Permitted Free Writing Prospectuses. The Company and the Operating Partnership represent and agree that they have not made and, unless it obtains the prior consent of the Representatives, will not make any offer relating to the Shares that would constitute a “free writing prospectus,” as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission or retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III and Schedule IV hereto. Any such free writing prospectus consented to by the Representatives is herein referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) Compliance with Blue Sky Laws. Prior to any public offering of the Shares by the Underwriters, the Company and the Operating Partnership shall cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, however, that in no event shall the Company or the Operating Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process or taxation in any jurisdiction where it is not now so subject.

(i) Delivery of Financial Statements. During the period of five years commencing on the effective date of the Registration Statement applicable to the Underwriters, the Company and the Operating Partnership shall furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of Common Stock or Preferred Stock and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission; except that the Company will be deemed to have furnished such reports and financial statements to the Representatives and any Underwriter to the extent they are filed on EDGAR.

(j) Availability of Earnings Statements. The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date occurs in accordance with Rule 158 of the Rules and Regulations an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months commencing after the effective date, and satisfying the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Rules and Regulations).

(k) Reimbursement of Certain Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Operating Partnership, jointly and severally agree, that they shall pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company and the Operating Partnership under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Preliminary Prospectus, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement, or the Prospectus; (ii) the preparation and delivery of certificates representing the Shares, if any; (iii) the printing of this Agreement, any agreement among Underwriters and any dealer agreements, and any Underwriters’ questionnaire; (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any Preliminary Prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the listing or quotation of the Shares on Nasdaq; (vi) any filings required to be made by the Representatives with FINRA; and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith in an amount not to exceed $10,000; (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(h) hereof, and, if requested by the Representatives, the preparation and printing of preliminary, supplemental and final Blue Sky memoranda and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith; (viii) counsel to the Company; (ix) DTC and the transfer agent for the Shares; (x) the Accountant; (xi) the marketing of the offering by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company (but not officers, employees, agents or other representatives of the Representatives); and (xii) all fees, costs and expenses for consultants used by the Company in connection with the offering.

(l) Reimbursement of Expenses upon Termination of Agreement. If this Agreement shall be terminated by the Company and the Operating Partnership pursuant to any of the provisions hereof or if for any reason the Company and the Operating Partnership shall be unable to perform its obligations or to fulfill any conditions hereunder or if the Underwriters shall terminate this Agreement pursuant to Section 7 or if the Agreement is terminated pursuant to the second sentence of Section 8, the Company and the Operating Partnership shall reimburse the Underwriters for all out of pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith; provided, however, that the Company and the Operating Partnership shall not be obligated to reimburse the expenses of any defaulting Underwriter under Section 8.

(m) No Stabilization or Manipulation. Other than permitted activity pursuant to Regulation M under the Exchange Act, the Company and the Operating Partnership shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, stabilization or manipulation, under the Securities Act or otherwise, of any security of the Company to facilitate the sale or resale of any of the Shares.

(n) Use of Proceeds. The Company and the Operating Partnership shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Registration Statement and the Prospectus under the caption “Use of Proceeds.”

(o) Listing. Prior to the Closing Time, the Company shall have received approval to have the Shares listed for trading on Nasdaq, subject to official notice of issuance, and the Company further agrees that for the period of time during which the Shares are outstanding, the Company will use its reasonable best efforts to maintain the listing of the Shares on Nasdaq or another national securities exchange.

(p) Restriction on Sale of Securities. During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Lock-Up Period”), the Company and the Operating Partnership will not (A) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement, prospectus or prospectus supplement under the Securities Act relating to the Preferred Stock or any securities of the Company that are substantially similar to the Preferred Stock, including but not limited to any options or warrants to purchase the Preferred Stock or any equity securities similar to the Preferred Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, the Preferred Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Preferred Stock or any such other securities, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of the Preferred Stock or such other securities, in cash or otherwise without the prior written consent of the Representatives.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of the Representatives:

(1)	issue the Shares to the Underwriters pursuant to this Agreement;

(2)	issue shares, and options to purchase shares, of Preferred Stock pursuant to stock option plans, stock purchase or other equity incentive plans or any dividend or distribution reinvestment plan or stock incentive plan described in the Registration Statement, the Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement; and

(3)	issue shares of Preferred Stock upon the exercise of stock options issued under stock option or other equity incentive plans referred to in clause (2) above, as those plans are in effect on the date of this Agreement, or upon the exercise of warrants or convertible securities outstanding on the date of this Agreement, as those warrants and convertible securities are in effect on the date of this Agreement.

(q) REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code, subject to any future determination by the Company’s board of directors that it is no longer in the Company’s best interests to qualify as a REIT.

5.	Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of its covenants and other obligations hereunder and to the following conditions:

(a) Prospectus Filings. All filings made pursuant to Rule 424 of the Rules and Regulations and Rule 430B shall have been made or will be made prior to the Closing Time in accordance with all such applicable rules.

(b) No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company or the Operating Partnership, threatened by the Commission; (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect, and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; and (iv) after the date hereof no amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives, and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Time and the Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

(c) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus (i) there shall not have been a Material Adverse Change; (ii) the Company and the Operating Partnership shall not have incurred any material liabilities or obligations, direct or contingent; (iii) the Company and the Operating Partnership shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein; (iv) the Company and the Operating Partnership have not issued any securities (other than the Shares) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term); and (v) no material amount of the assets of the Company, or any of the Subsidiaries shall have been pledged, mortgaged or otherwise encumbered.

(d) Opinions of Counsel to the Company. The Representatives shall have received the favorable opinions and letters, each dated the Closing Time and, with respect to the Option Shares, the Option Closing Date, reasonably satisfactory in form and substance to counsel for the Underwriters, from each of Proskauer Rose LLP, counsel to the Company, and Venable LLP, Maryland counsel to the Company, to the effect set forth in Schedules V-1, V-2 and V-3 hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request. In addition, at Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, reasonably satisfactory in form and substance to counsel for the Underwriters, of Proskauer Rose LLP, tax counsel to the Company, to the effect set forth in Schedule V-4 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(e) All Representations True and Correct and All Conditions Fulfilled. (i) To the extent such representations and warranties of the Company and the Operating Partnership contained herein are subject to qualifications and exceptions contained therein relating to “materiality” or Material Adverse Effect, such representations and warranties will be true and correct (1) at the Closing Date and (2) with respect to any purchase of Option Shares only, the Option Closing Date and (ii) to the extent such representations and warranties of the Company and the Operating Partnership contained herein are not subject to any such qualifications or exceptions, such representations and warranties will be true and correct in all material respects (1) at the Closing Date and (2) with respect to any purchase of Option Shares only, the Option Closing Date. All covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to any purchase of Option Shares only, the Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) No Material Actions, Suits or Proceedings. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall have been no material actions, suits or proceedings instituted or, to the Company’s or the Operating Partnership’s knowledge, threatened against or affecting the Company, the Operating Partnership, or any of its officers in their capacity as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

(g) Opinion of Counsel to the Underwriters. The Representatives shall have received an opinion, dated the Closing Time and the Option Closing Date, from Mayer Brown LLP, counsel to the Underwriters, with respect to the Registration Statement, the Disclosure Package, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

(h) Accountant’s Comfort Letter. On the date of this Agreement, the Representatives shall have received from the Accountant a letter dated the date of its delivery, addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus. At the Closing Time and, as to the Option Shares, the Option Closing Date, the Representatives shall have received from the Accountant a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Time.

(i) Officers’ Certificates. At the Closing Time and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

(i)

there has not been a Material Adverse Change since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus;

(ii)

each of the representations and warranties of the Company and the Operating Partnership contained in this Agreement are, at the time such certificate is delivered, true and correct in all material respects with the same force and effect as though expressly made as of the Closing Time or the Option Closing Date, as applicable;

(iii)

the Company and the Operating Partnership have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Time or the Option Closing Date, as applicable; and

(iv)

no stop order suspending the effectiveness of the Registration statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(j) Articles Supplementary. The Company shall have filed the Articles Supplementary with the SDAT.

(k) Operating Partnership Agreement Amendment. The Company shall have delivered to the Underwriters a copy of the duly authorized and executed Operating Partnership Agreement Amendment.

(l) Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions as the Representatives may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Time and the Option Closing Date.

(m) Stock Exchange Listing. The Shares shall have been duly authorized for listing on Nasdaq, subject only to notice of issuance.

(n) Company Certificates. The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Time and the Option Closing Date of any statement in the Registration Statement, the Disclosure Package or the Prospectus, as to the accuracy at the Closing Time and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

6.	Indemnification.

(a) Indemnification of the Underwriters. The Company and the Operating Partnership, jointly and severally, shall indemnify and hold harmless each Underwriter, the directors, officers, employees, counsel, agents and affiliates of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted) to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company and the Operating Partnership in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company and the Operating Partnership (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statements or omissions made in reliance on and in conformity with the Underwriter Content. This indemnity agreement will be in addition to any liability that the Company and the Operating Partnership might otherwise have.

(b) Indemnification of the Company and the Operating Partnership. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and the Operating Partnership, their respective agents, each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and Operating Partnership to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement made in reliance on and in conformity with the Underwriter Content. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(c) Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict or potential conflict exists between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly following receipt of notice of their incurrence. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) the indemnifying party or parties shall have received written notice of the terms of such settlement at least 30 days before such settlement is entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Operating Partnership or the Underwriters, the Company, the Operating Partnership and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Operating Partnership from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Operating Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

7.

Termination. The obligations of the Underwriters under this Agreement may be terminated at any time prior to the Closing Time (or, with respect to the Option Shares, on or prior to the Option Closing Date) by notice to the Company and the Operating Partnership from the Representatives, without liability on the part of any Underwriter to the Company and the Operating Partnership (except as provided in Section 4(l)), if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, any of the following shall occur:

(a) trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission or by an exchange or otherwise;

(b) trading in securities generally on the New York Stock Exchange or Nasdaq shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority;

(c) a general banking moratorium shall have been declared by any of Federal or New York State authorities;

(d) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

(e) if the Company shall have sustained a loss material or substantial to the Company by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

(f) if there shall have been a Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, the effect of which is such as to make, in the judgment of the Representatives, it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(g) if there shall have occurred, since the time of execution of this Agreement, any downgrading in the rating of any debt securities or preferred stock of the Company, or of the securities of any Subsidiary or subsidiary trust of the Company, by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 436 under the Securities Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities or preferred stock under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities or preferred stock has been placed on negative outlook.

8.

Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Firm Shares that all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Company and the Representatives for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or the Company (except as provided in Section 4(l)) for the purchase or sale of any Shares under this Agreement). In any such case either the Representatives or the Company shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 8, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

9.	Miscellaneous.

(a) Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the office of the Company, American Finance Trust, Inc., 405 Park Avenue, New York, New York 10022-4405, Attention: Legal Department, Fax No. (646) 861-7743, with a copy to (which shall not constitute notice) Proskauer Rose LLP, 70 West Madison, Suite 3800, Chicago, IL 60602-4342, Attention: Michael J. Choate, Esq., or (b) if to the Underwriters to, BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, New York 10036, Attention: Equity Capital Markets Desk, and Stifel, Nicolaus & Company, Incorporated at One South Street, 15th Floor, Baltimore, Maryland 21202, Attention: Syndicate Department, with a copy to the Legal Department, Fax No. (212) 702-1205, with a copy to (which shall not constitute notice) Mayer Brown LLP, 1221 Avenue of the Americas, New York, New York 10020, Attention: Anna T. Pinedo. Any such notice shall be effective only upon receipt. Any notice under Section 6 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

(b) No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Operating Partnership and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser of Shares from the Underwriters in his, her or its capacity as such a purchaser, as such purchaser of Shares from any of the Underwriters.

(c) Survival of Representations and Warranties. All representations, warranties and agreements of the Company and the Operating Partnership contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

(d) Disclaimer of Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand; (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, each of the Underwriters is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Operating Partnership, or their securityholders, creditors, employees or any other party; (iii) none of the Underwriters has assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company and the Operating Partnership with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether any Underwriter or its affiliates has advised or is currently advising the Company on other matters) and the Underwriters have no obligation to the Company and the Operating Partnership with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement; (iv) each of the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

(e) Research Analyst Independence. The Company and the Operating Partnership acknowledge that the Underwriters’ research analysts and research departments are required to be independent from its investment banking division and is subject to certain regulations and internal policies, and that Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the Operating Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Operating Partnership each hereby waives and releases, to the fullest extent permitted by law, any claims that the Company and the Operating Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by its research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company and the Operating Partnership by Underwriters’ investment banking division. The Company and the Operating Partnership acknowledge that each Underwriter is a full-service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company, the Operating Partnership and any other companies that may be the subject of the transactions contemplated by this Agreement.

(f) Governing Law. THIS AGREEMENT AND ANY CONTROVERSY, CLAIM OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g) Underwriter Information. The parties acknowledge and agree that, for purposes of Section 3(b), Section 3(e), Section 6(a) and Section 6(b) hereof, the information provided by or on behalf of any Underwriter to the Company for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) consists solely of the following material included under the caption “Underwriting” in such documents: the first sentence of the tenth paragraph regarding purchases of shares on the open market, the second sentence of the tenth paragraph regarding stabilization, the third sentence of the tenth paragraph regarding covering short positions, the eighth sentence of the tenth paragraph regarding covering naked short positions, the first sentence of the eleventh paragraph regarding penalty bids and the fourteenth paragraph regarding electronic prospectuses (collectively, the “Underwriter Content”).

(h) Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i) Waiver of Jury Trial. The Company, the Operating Partnership, and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(j) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(k) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified, nor any provision hereof waived, except by an instrument in writing signed by the Representatives, the Company and the Operating Partnership.

(l) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other party may be made by facsimile transmission.

[Signature page follows.]

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Operating Partnership and the Representatives.

Very truly yours,

AMERICAN FINANCE TRUST, INC.

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Chief Executive Office and President

AMERICAN FINANCE OPERATING PARTNERSHIP, L.P.

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Chief Executive Office and President

[Signature Page to the Underwriting Agreement]

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.

By:	/s/ Stephan Richford
Name: Stephan Richford
Title: Managing Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Daniel J. Covatta
Name: Daniel J. Covatta
Title: Managing Director

Each acting on behalf of itself and as a Representative of the Underwriters named in Schedule I hereof

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Shares to be Purchased
BMO Capital Markets Corp.	408,000
Stifel, Nicolaus & Company, Incorporated	408,000
B. Riley FBR, Inc.	144,000
Janney Montgomery Scott LLC	90,000
Ladenburg Thalmann & Co. Inc.	60,000
William Blair & Company, L.L.C.	60,000
Boenning & Scattergood, Inc.	30,000
Total	1,200,000

I-1

SCHEDULE II

List of Subsidiaries

Name	Jurisdiction of Formation/Incorporation
55 Corporate Drive Condominium Association, LLC	Delaware
AFIN BB Loan, LLC	Delaware
AFIN Commercial Lending, LLC	Delaware
AFIN CS Loan, LLC	Delaware
AFIN High Yield Securities, LLC	Delaware
AFIN Subsidiary REIT, LLC	Delaware
AFIN UBS Loan, LLC	Delaware
American Finance Operating Partnership, L.P.	Delaware
ARC AAANGIN001, LLC	Delaware
ARC AABNLFL001, LLC	Delaware
ARC AATNTMA001, LLC	Delaware
ARC AAWSNGA001, LLC	Delaware
ARC ABHNDMS001, LLC	Delaware
ARC AMWNRKY001, LLC	Delaware
ARC ARERIPA001, LLC	Delaware
ARC ARVIRMN001, LLC	Delaware
ARC ASCGRMO001, LLC	Delaware
ARC AZCROMI001, LLC	Delaware
ARC AZCTOLA001, LLC	Delaware
ARC AZTMPGA001, LLC	Delaware
ARC BFFTMFL001, LLC	Delaware
ARC BKMST41001, LLC	Delaware
ARC CBDTNPA001, LLC	Delaware
ARC CBLDLPA001, LLC	Delaware
ARC CBLMAPA001, LLC	Delaware
ARC CBPHLPA001, LLC	Delaware
ARC CBPHLPA002, LLC	Delaware
ARC CBPHLPA003, LLC	Delaware
ARC CBPHLPA004, LLC	Delaware
ARC CBPLHPA004, LLC	Delaware
ARC CBRBRPA001, LLC	Delaware
ARC CBWNEPA001, LLC	Delaware
ARC CHLKJTX001, LLC	Delaware
ARC CHVCTTX001, LLC	Delaware
ARC CKMST19001, LLC	Delaware
ARC CVANSAL001, LLC	Delaware
ARC CVDETMI001, LLC	Delaware
ARC CVHYKMA001, LLC	Delaware
ARC DB5PROP001, LLC	Delaware
ARC DB5SAAB001, LLC	Delaware
ARC DGATHMI001, LLC	Delaware
ARC DGBGLLA001, LLC	Delaware
ARC DGBKHMS001, LLC	Delaware

Name	Jurisdiction of Formation/Incorporation
ARC DGBNBGA001, LLC	Delaware
ARC DGCHEOK001, LLC	Delaware
ARC DGCMBMS001, LLC	Delaware
ARC DGDNDLA001, LLC	Delaware
ARC DGDVLLA001, LLC	Delaware
ARC DGFHLLA001, LLC	Delaware
ARC DGFLRMI001, LLC	Delaware
ARC DGFRTMS001, LLC	Delaware
ARC DGFTSAR001, LLC	Delaware
ARC DGGNWLA001, LLC	Delaware
ARC DGGSBVA001, LLC	Delaware
ARC DGGVLMS002, LLC	Delaware
ARC DGHBKLA001, LLC	Delaware
ARC DGHDNMI001, LLC	Delaware
ARC DGHTGWV001, LLC	Delaware
ARC DGHTSAR001, LLC	Delaware
ARC DGLAFTN001, LLC	Delaware
ARC DGLCRMN002, LLC	Delaware
ARC DGMBLAR001, LLC	Delaware
ARC DGMKNMI001, LLC	Delaware
ARC DGMRALA001, LLC	Delaware
ARC DGMSNTX002, LLC	Delaware
ARC DGNTALA001, LLC	Delaware
ARC DGRLFMS001, LLC	Delaware
ARC DGRSEMI001, LLC	Delaware
ARC DGRYLAR001, LLC	Delaware
ARC DGSRBMO001, LLC	Delaware
ARC DGSTNVA001, LLC	Delaware
ARC DGSVNMO001, LLC	Delaware
ARC DGTLSLA001, LLC	Delaware
ARC DGVDRTX001, LLC	Delaware
ARC DGVNLTN001, LLC	Delaware
ARC DGWPTMS001, LLC	Delaware
ARC DGWRNIN001, LLC	Delaware
ARC DGWSNNY001, LLC	Delaware
ARC FDBRNLA001, LLC	Delaware
ARC FDBTLKY001, LLC	Delaware
ARC FDCHLID001, LLC	Delaware
ARC FDCRLMO001, LLC	Delaware
ARC FDDNVAR001, LLC	Delaware
ARC FDDXRNM001, LLC	Delaware
ARC FDFNTPA001, LLC	Delaware
ARC FDHCRTX001, LLC	Delaware
ARC FDKRMCO001, LLC	Delaware
ARC FDOCYLA001, LLC	Delaware
ARC FDPLSTX001, LLC	Delaware

Name	Jurisdiction of Formation/Incorporation
ARC FDWLDCO001, LLC	Delaware
ARC FEBSMND001, LLC	Delaware
ARC FECNBIA001, LLC	Delaware
ARC FEEGLWI001, LLC	Delaware
ARC FEGRFND001, LLC	Delaware
ARC FELELMS001, LLC	Delaware
ARC FESOUIA001, LLC	Delaware
ARC FEWAUWI001, LLC	Delaware
ARC FEWTNSD001, LLC	Delaware
ARC FLCLTNC001, LLC	Delaware
ARC FMMTCNJ001, LLC	Delaware
ARC FMMTVAL001, LLC	Delaware
ARC FMSNHPA001, LLC	Delaware
ARC HR5BEIL001, LLC	Delaware
ARC HR5BIAL001, LLC	Delaware
ARC HR5BPMN001, LLC	Delaware
ARC HR5CSAL001, LLC	Delaware
ARC HR5CSMA001, LLC	Delaware
ARC HR5CSMA002, LLC	Delaware
ARC HR5CSMA003, LLC	Delaware
ARC HR5CSMD001, LLC	Delaware
ARC HR5CURI001, LLC	Delaware
ARC HR5CVGA001, LLC	Delaware
ARC HR5DOGA001, LLC	Delaware
ARC HR5GAGA001, LLC	Delaware
ARC HR5GANC001, LLC	Delaware
ARC HR5GASC001, LLC	Delaware
ARC HR5GAVA001, LLC	Delaware
ARC HR5GBNC001, LLC	Delaware
ARC HR5GRSC001, LLC	Delaware
ARC HR5HASC001, LLC	Delaware
ARC HR5HOTX001, LP	Delaware
ARC HR5HOWI001, LLC	Delaware
ARC HR5HPNY001, LLC	Delaware
ARC HR5MCFL001, LLC	Delaware
ARC HR5MSSE001, LLC	Delaware
ARC HR5MSSSE001, LLC	Delaware
ARC HR5NCTN001, LLC	Delaware
ARC HR5PEGA001, LLC	Delaware
ARC HR5PISC001, LLC	Delaware
ARC HR5SINJ001, LLC	Delaware
ARC HR5SLUT001, LLC	Delaware
ARC HR5SNFI001 SPE, LLC	Delaware
ARC HR5SNFI001 SPE,LLC	Delaware
ARC HR5SNFI001, LLC	Delaware
ARC HR5SOCT001, LLC	Delaware

Name	Jurisdiction of Formation/Incorporation
ARC HR5SSMA001, LLC	Delaware
ARC HR5SSMA002, LLC	Delaware
ARC HR5SSMA003, LLC	Delaware
ARC HR5SSRI001, LLC	Delaware
ARC HR5STP1001, LLC	Delaware
ARC HR5STP1001,LLC	Delaware
ARC HR5STP1002, LLC	Delaware
ARC HR5STP1002,LLC	Delaware
ARC HR5STP2001, LLC	Delaware
ARC HR5STP2002, LLC	Delaware
ARC HR5STP2002,LLC	Delaware
ARC HR5STP3001, LLC	Delaware
ARC HR5STP3002, LLC	Delaware
ARC HR5VAGA001, LLC	Delaware
ARC HR5ZUMN001, LLC	Delaware
ARC JCHUSTX001, LLC	Delaware
ARC JCWSTCO001, LLC	Delaware
ARC LWAKNSC001, LLC	Delaware
ARC LWFYTNC001, LLC	Delaware
ARC LWMCNGA001, LLC	Delaware
ARC LWNBNNC001, LLC	Delaware
ARC LWRMTNC001, LLC	Delaware
ARC MFAKNSC001, LLC	Delaware
ARC MFFNCAL001, LLC	Delaware
ARC MFHLDMI001, LLC	Delaware
ARC MFKXVTN002, LLC	Delaware
ARC MFMCDGA001, LLC	Delaware
ARC MFMDNID001, LLC	Delaware
ARC MFSGWMI001, LLC	Delaware
ARC MFTSEFL002, LLC	Delaware
ARC MFVALGA001, LLC	Delaware
ARC NPHUBOH001, LLC	Delaware
ARC NTMNDIL001, LLC	Delaware
ARC NTSNTTX001, LLC	Delaware
ARC ORMNTWI001, LLC	Delaware
ARC PRLAWKS001,LLC	Delaware
ARC TKLWSFL001, LLC	Delaware
ARC TPEGPTX001, LLC	Delaware
ARC TSHRLKY001, LLC	Delaware
ARC TSHTNMI001, LLC	Delaware
ARC TSVRNCT001, LLC	Delaware
ARC WGBEATX001, LLC	Delaware
ARC WGBTDIA001, LLC	Delaware
ARC WGBTDIAOO1, LLC	Delaware
ARC WGGLTWY001, LLC	Delaware
ARC WGLNSMI001, LLC	Delaware

Name	Jurisdiction of Formation/Incorporation
ARC WGOKCOK001, LLC	Delaware
ARC WGPNBAR001, LLC	Delaware
ARC WGTKRGA001, LLC	Delaware
ARC WGWFDMI001, LLC	Delaware
ARG BE23PROP01, LLC	Delaware
ARG BE23PROP02, LLC	Delaware
ARG BHCLMSC001, LLC	Delaware
ARG BHELKNV001, LLC	Delaware
ARG BHJCKFL001, LLC	Delaware
ARG BHSLPLA001, LLC	Delaware
ARG BKPNVLA001, LLC	Delaware
ARG CA2PSLB001, LLC	Delaware
ARG CCFAYNC001, LLC	Delaware
ARG CCLTZFL001, LLC	Delaware
ARG CCNLVTX001, LLC	Delaware
ARG CHMCHIL001, LLC	Delaware
ARG CHMCPIL001, LLC	Delaware
ARG CKHARTX001, LLC	Delaware
ARG CKLRDTX001, LLC	Delaware
ARG CKLRDTX002, LLC	Delaware
ARG CKLRDTX003, LLC	Delaware
ARG CKRGNTX001, LLC	Delaware
ARG CKWSLTX001, LLC	Delaware
ARG DDBLVTN001, LLC	Delaware
ARG DDBRVTN001, LLC	Delaware
ARG DDGRDMI001, LLC	Delaware
ARG DDHUSTX001, LLC	Delaware
ARG DGDWTNY001, LLC	Delaware
ARG DGFRMNY001, LLC	Delaware
ARG DGGDDNY001, LLC	Delaware
ARG DGKNGNY001, LLC	Delaware
ARG DGKRHNY001, LLC	Delaware
ARG DGOTGNY001, LLC	Delaware
ARG DGPRSNY001, LLC	Delaware
ARG DGUTCNY001, LLC	Delaware
ARG DNMGCIN001, LLC	Delaware
ARG ECEDMOK001, LLC	Delaware
ARG FEBRNMN001, LLC	Delaware
ARG FECSPWY001, LLC	Delaware
ARG FERLLMO001, LLC	Delaware
ARG FMABNME001, LLC	Delaware
ARG FMALXLA001, LLC	Delaware
ARG FMCMGGA001, LLC	Delaware
ARG FMEKVTN001, LLC	Delaware
ARG FMETPAL001, LLC	Delaware
ARG FMFRVAL001, LLC	Delaware

Name	Jurisdiction of Formation/Incorporation
ARG FMGFBFL001, LLC	Delaware
ARG FMGRDMI001, LLC	Delaware
ARG FMPDTSC001, LLC	Delaware
ARG FMSKSMO001, LLC	Delaware
ARG FMTMVAL001, LLC	Delaware
ARG HD4PSLB001, LLC	Delaware
ARG JAFPTIL001, LLC	Delaware
ARG KGOMHNE001, LLC	Delaware
ARG LC11PCK001, LLC	Delaware
ARG LDBHRMI001, LLC	Delaware
ARG MEARLAL001, LLC	Delaware
ARG MEBDWGA001, LLC	Delaware
ARG MEBFDGA001, LLC	Delaware
ARG MECANGA001, LLC	Delaware
ARG MECANGA002, LLC	Delaware
ARG MECBTAR001, LLC	Delaware
ARG MECLLAL001, LLC	Delaware
ARG MECLLAL002, LLC	Delaware
ARG MECMGGA001, LLC	Delaware
ARG MECNLGA001, LLC	Delaware
ARG MECRNAR001, LLC	Delaware
ARG MECTNSC001, LLC	Delaware
ARG MECTWGA001, LLC	Delaware
ARG MEDGVGA001, LLC	Delaware
ARG MEELDAR001, LLC	Delaware
ARG MEELDAR002, LLC	Delaware
ARG MEELDAR003, LLC	Delaware
ARG MEELIGA001, LLC	Delaware
ARG MEEVAAL001, LLC	Delaware
ARG MEFDCAR001, LLC	Delaware
ARG MEGHPAL001, LLC	Delaware
ARG MEHGVGA001, LLC	Delaware
ARG MEHMRGA001, LLC	Delaware
ARG MEHNTAL001, LLC	Delaware
ARG MEHNTAL002, LLC	Delaware
ARG MEHNTAL003, LLC	Delaware
ARG MEHOPAR001, LLC	Delaware
ARG MEJSPGA001, LLC	Delaware
ARG MEMCVGA001, LLC	Delaware
ARG MENTLMS001, LLC	Delaware
ARG MEONNAL001, LLC	Delaware
ARG MEOWCAL001, LLC	Delaware
ARG MEPHCAL001, LLC	Delaware
ARG MERDBAL001, LLC	Delaware
ARG MERDBAL003, LLC	Delaware
ARG MERSSAL001, LLC	Delaware

Name	Jurisdiction of Formation/Incorporation
ARG MERVDGA001, LLC	Delaware
ARG MESMVGA001, LLC	Delaware
ARG MESRCAR001, LLD	Delaware
ARG METOCGA001, LLC	Delaware
ARG METOCGA002, LLC	Delaware
ARG METRNGA001, LLC	Delaware
ARG MEVNAAL001, LLC	Delaware
ARG MEWSKGA001, LLC	Delaware
ARG MEWSKGA002, LLC	Delaware
ARG MEWSKGA003, LLC	Delaware
ARG PBBVROH001, LLC	Delaware
ARG PBNBLIN001, LLC	Delaware
ARG PH31SLB001, LLC	Delaware
ARG PHCHRNC002, LLC	Delaware
ARG PHCMBOH001, LLC	Delaware
ARG PHCMBOH002, LLC	Delaware
ARG PHGTNNC001, LLC	Delaware
ARG PHMDLTX001, LLC	Delaware
ARG HNLXOH001, LLC	Delaware
ARG PHNTNNC001, LLC	Delaware
ARG PHWSVOH001, LLCD	Delaware
ARG PHZSVOH001, LLC	Delaware
ARG RRFRVOH001, LLC	Delaware
ARG SBTLHFL001, LLC	Delaware
ARG SBTLHFL002, LLC	Delaware
ARG SBTLHFL003, LLC	Delaware
ARG SNBLXMS001, LLC	Delaware
ARG SNCLLMS001, LLC	Delaware
ARG SNELLMS001, LLC	Delaware
ARG SNGLFMS001, LLC	Delaware
ARG SNGLFMS002, LLC	Delaware
ARG SNGLFMS003, LLC	Delaware
ARG SNHTTMS001, LLC	Delaware
ARG SNLNBMS001, LLC	Delaware
ARG SNLTHFL001, LLC	Delaware
ARG SNMGEMS001. LLC	Delaware
ARG SNPLCFL001, LLC	Delaware
ARG SNPRVMS001, LLC	Delaware
ARG SNPTLMS001, LLC	Delaware
ARG SNRBRAL001, LLC	Delaware
ARG SNRVRFL001, LLC	Delaware
ARG SNRVRFL002, LLC	Delaware
ARG SNTSCAL001, LLC	Delaware
ARG SNTYLMS001, LLC	Delaware
ARG SNWCHFL001, LLC	Delaware
ARG SNWDVMS001, LLC	Delaware

Name	Jurisdiction of Formation/Incorporation
ARG SNWVLMS001, LLC	Delaware
ARG SNWYNMS001, LLC	Delaware
ARG TJCNTKS001, LLD	Delaware
ARG TJCRKIA001, LLC	Delaware
ARG TJCRLIA001, LLC	Delaware
ARG TJINDMO001, LLC	Delaware
ARG TJMNHID001, LLC	Delaware
ARG TJNMKMN001, LLC	Delaware
ARG TJSPRMN001, LLC	Delaware
ARG TSAMCGA001, LLC	Delaware
ARG TSCDZOH001, LLC	Delaware
ARG TSCTLAZ001, LLC	Delaware
ARG TSFLDSD001, LLC	Delaware
ARG TSHZNND001, LL	Delaware
ARG TSNCDOK001, LLC	Delaware
ARG TSSCRNM001, LLC	Delaware
ARG WO9PIA001, LLC	Delaware
ARG WO9PSLB001, LLC	Delaware
ARG WOALPAR001, LLC	Delaware
ARG WOALTTTX001, LLC	Delaware
ARG WONSMTX001, LLC	Delaware
ARG WOTPKKS001, LLC	Delaware
ARG WOTYLTX001, LLC	Delaware
Genie Acquisition, LLC	Delaware

SCHEDULE III

Issuer Free Writing Prospectuses

Issuer Free Writing Prospectus, dated March 22, 2019, filed with the Commission pursuant to Rule 433, substantially in the form of Schedule IV to this Agreement.

III-1

SCHEDULE IV

Final Term Sheet

V-4-1

AMERICAN FINANCE TRUST, INC.

7.50% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

($25.00 LIQUIDATION PREFERENCE PER SHARE)

Final Term Sheet

March 22, 2019

Issuer:	American Finance Trust, Inc. (the “Issuer”)

Security:	7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”)

Number of Shares:	1,200,000 shares (180,000 shares if the underwriters’ option to purchase additional Series A Preferred Stock is exercised in full)

Trade Date:	March 22, 2019

Settlement Date:	March 26, 2019 (T+2). The Issuer expects that delivery of the shares will be made against payment therefor on the Settlement Date, which will be the second U.S. business day following the pricing date.

Public Offering Price:	$25.00 per share; $30,000,000 total (assuming the option to purchase additional Series A Preferred Stock is not exercised).

Underwriting Discount:	$0.7875 per share; $945,000 total (assuming the option to purchase additional Series A Preferred Stock is not exercised).

Net Proceeds (before expenses):	$24.2125 per share; $29,055,000 total (assuming the option to purchase additional Series A Preferred Stock is not exercised).

Dividend Rate:	7.50% per annum on the $25.00 liquidation preference (equivalent to $1.8750 per annum per share).

Dividend Payment Dates:	On or about the 15th day of January, April, July and October, commencing July 15, 2019.

Liquidation Preference:	$25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the date of payment.
Optional Redemption:

On and after March 26, 2024, the Series A Preferred Stock will be redeemable at the Issuer’s option for cash, in whole or in part, at any time or from time to time, at a price per share equal to $25.00, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price), on each share of Series A Preferred Stock to be redeemed.

Special Optional Redemption:	Upon the occurrence of a Delisting Event (as defined below), the Issuer will have the option, subject to certain conditions, to redeem the outstanding Series A Preferred Stock, in whole but not in part, within 90 days after the Delisting Event, for a redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price), on each share of Series A Preferred Stock to be redeemed.

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Upon the occurrence of a Change of Control (as defined below), the Issuer may, at its option, redeem the shares of Series A Preferred Stock, in whole but not in part and within 120 days after the first date on which the Change of Control occurred, by paying $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price).

Delisting Event:

Occurs when, after the original issuance of the Series A Preferred Stock (whether before or after March 26, 2024), both (i) the Series A Preferred Stock is not listed on The Nasdaq Global Select Market (“Nasdaq”), the New York Stock Exchange (the “NYSE”) or the NYSE American LLC or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE American LLC and (ii) the Issuer is not subject to the reporting requirements of the Exchange Act, but any Series A Preferred Stock is outstanding.

Change of Control:	Occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

	•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of the Issuer’s stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of the Issuer’s stock entitled to vote generally in the election of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

	•	following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common equity securities listed on Nasdaq, the NYSE or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE American LLC.

Conversion Rights:	Upon the occurrence of a Delisting Event or a Change of Control, each holder of Series A Preferred Stock will have the right (unless, prior to the applicable conversion date, the Issuer provides notice of its election to redeem the Series A Preferred Stock) to convert all or part of the shares of Series A Preferred Stock held by such holder on the applicable conversion date, into a number of shares of the Issuer’s common stock per share of Series A Preferred Stock to be converted equal to the lesser of:

	•	the quotient of (i) the sum of the $25.00 liquidation preference per share plus the amount of any accrued and unpaid dividends to, but not including, the applicable conversion date (unless the applicable conversion date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in this sum), divided by (ii) the Common Stock Price (as defined below); and

	•	4.4924, or the Share Cap (subject to pro rata adjustments for any share splits (including those effected pursuant to a common share dividend), subdivisions or combinations with respect to shares of the Issuer’s common stock as described in the Issuer’s preliminary prospectus supplement).

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The “Common Stock Price” for any Change of Control will be (i) if the consideration to be received in the Change of Control by holders of shares of the Issuer’s common stock is solely cash, the amount of cash consideration per share of common stock, and (ii) if the consideration to be received in the Change of Control by holders of shares of the Issuer’s common stock is other than solely cash, the average of the closing price per share of the Issuer’s common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.

The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of the Issuer’s common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

If the Issuer elects, prior to the conversion date, to redeem shares of Series A Preferred Stock that would otherwise be converted on the applicable conversion date, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price for such shares.

Nasdaq Listing Symbol:	AFINP

CUSIP:	02607T 406

ISIN:	US02607T4067

Joint Book-Running Managers:	BMO Capital Markets Corp. Stifel, Nicolaus & Company, Incorporated

Lead Manager	B. Riley FBR, Inc.

Co-Managers:	Janney Montgomery Scott LLC
Ladenburg Thalmann & Co. Inc.
William Blair & Company, L.L.C.
Boenning & Scattergood, Inc.

The Issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request it by contacting: BMO Capital Markets Corp. at 1-800-414-3627; or Stifel, Nicolaus & Company, Incorporated at 1-855-300-7136.

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